
<ARTICLE> 5
<RESTATED>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS                   3-MOS                   3-MOS                   YEAR
<FISCAL-YEAR-END>                          JAN-29-2000             JAN-29-2000             JAN-29-2000             JAN-30-1999
<PERIOD-START>                             JAN-31-1999             MAY-02-1999             AUG-01-1999             FEB-01-1998
<PERIOD-END>                               MAY-01-1999             JUL-31-1999             OCT-30-1999             JAN-30-1999
<CASH>                                             239                     357                     595                     307
<SECURITIES>                                         0                       0                       0                       0
<RECEIVABLES>                                    2,165                   3,512                   3,731                   2,209
<ALLOWANCES>                                         0                       0                       0                       0
<INVENTORY>                                      3,599                   3,635                   4,741                   3,259
<CURRENT-ASSETS>                                 6,345<F1>               7,867<F6>               9,498<F10>              5,972<F14>
<PP&E>                                           6,624                   6,689                   6,739                   6,572
<DEPRECIATION>                                       0                       0                       0                       0
<TOTAL-ASSETS>                                  15,430<F2>              16,879<F7>              18,559<F11>             13,464<F15>
<CURRENT-LIABILITIES>                            3,999                   4,353                   5,850                   3,068
<BONDS>                                          3,806                   4,704                   4,658                   3,057
<PREFERRED-MANDATORY>                                0                       0                       0                       0
<PREFERRED>                                          0                       0                       0                       0
<COMMON>                                             0                       0                       0                       0
<OTHER-SE>                                           0                       0                       0                       0
<TOTAL-LIABILITY-AND-EQUITY>                    15,430<F3>              16,879<F8>              18,559<F12>             13,464<F16>
<SALES>                                          3,600<F4>               4,006<F4>               4,137<F4>              15,365<F4>
<TOTAL-REVENUES>                                     0                       0                       0                       0
<CGS>                                                0                       0                       0                       0
<TOTAL-COSTS>                                    2,174<F4>                2,319<F4>              2,454<F4>               9,218<F4>
<OTHER-EXPENSES>                                 1,201<F4>                1,369<F4>              1,381<F4>               4,692<F4>
<LOSS-PROVISION>                                     0                       0                       0                       0
<INTEREST-EXPENSE>                                  78                      87                      95                     304
<INCOME-PRETAX>                                    150<F5>                 233<F9>                 211<F13>              1,163<F17>
<INCOME-TAX>                                        63                      96                      88                     478
<INCOME-CONTINUING>                                  0                       0                       0                       0
<DISCONTINUED>                                       0                       0                       0                       0
<EXTRAORDINARY>                                      0                       0                       0                    (23)
<CHANGES>                                            0                       0                       0                       0
<NET-INCOME>                                        87                     137                     123                     662
<EPS-BASIC>                                       0.42                    0.65                    0.59                    3.16
<EPS-DILUTED>                                     0.40                    0.61                    0.56                    2.96

<F1>Includes the following:
     Supplies and prepaid expenses                 200
     Deferred income tax assets                    142
<F2>Includes the following:
     Intangible assets - net                     1,889
     Other assets                                  572
<F3>Includes the following:
     Deferred income taxes                       1,236
     Other liabilities                             576
     Shareholders' Equity                        5,813
<F4>Restated for leased department accounting.
<F5>Includes the following:
     Interest income                                 3
<F6>Includes the following:
     Supplies and prepaid expenses                 221
     Deferred income tax assets                    142
<F7>Includes the following:
     Intangible assets - net                     1,807
     Other assets                                  516
<F8>Includes the following:
     Deferred income taxes                       1,240
     Other liabilities                             586
     Shareholders' Equity                        5,996
<F9>Includes the following:
     Interest income                                 2
<F10>Includes the following:
     Supplies and prepaid expenses                 269
     Deferred income tax asset                     162
<F11>Includes the following:
     Intangible assets - net                     1,771
     Other assets                                  551
<F12>Includes the following:
     Deferred income taxes                       1,345
     Other liabilities                             582
     Shareholders' Equity                        6,124
<F13>Includes the following:
     Interest Income                                 4
<F14>Includes the following:
     Supplies and prepaid expenses                 117
     Deferred income tax assets                     80
<F15>Includes the following:
     Intangible assets - net                       631
     Other assets                                  289
<F16>Includes the following:
     Deferred income taxes                       1,060
     Other liabilities                             570
     Shareholders' Equity                        5,709
<F17>Includes the following:
     Interest Income                                12

